                                                                    EXHIBIT 11.3
                                                                     PAGE 1 OF 2

                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                             YEAR ENDED
                                                                                         DECEMBER 31, 1994
                                                                                         -----------------
PRIMARY EARNINGS PER SHARE

    Loss before extraordinary item and cumulative effect of a change in
      accounting principle  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   (115,794,000)

    Shares
         Weighted average number of common shares issued  . . . . . . . . . . . . .            15,401,561
         Less weighted average treasury stock . . . . . . . . . . . . . . . . . . .              (117,511)
         Assuming exercise of options reduced by the number of common shares which could have been purchased with the proceeds from
           exercise of such options . . . . . . . . . . . . . . . . . . . . . . . .                   ---   *
                                                                                         ----------------
         Weighted average number of common shares outstanding, as adjusted  . . . .            15,284,050
                                                                                         ----------------

    Loss before extraordinary item and cumulative effect of a change in
      accounting principle per share  . . . . . . . . . . . . . . . . . . . . . . .      $          (7.58)
                                                                                         ================

    Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $     38,373,000
    Cumulative effect of a change in accounting principle   . . . . . . . . . . . .                   ---
    Weighted average number of common shares outstanding, as adjusted   . . . . . .            15,284,050
                                                                                         ----------------
    Extraordinary item and cumulative effect of a change in accounting
      principle per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $           2.51
                                                                                         ================

    Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    (77,421,000)
    Weighted average number of common shares outstanding, as adjusted   . . . . . .            15,284,050
                                                                                         ----------------
    Net loss per share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $          (5.07)
                                                                                         ================


* Option exercises not considered in calculation as exercise would not have a dilutive effect.

                                                                    EXHIBIT 11.3
                                                                     PAGE 2 OF 2

                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                             YEAR ENDED
                                                                                         DECEMBER 31, 1994
                                                                                         -----------------
FULLY DILUTED EARNINGS PER SHARE

    Loss before extraordinary item and cumulative effect of a change in accounting
      principle   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   (115,794,000)
    Plus interest expense on Convertible Debentures   . . . . . . . . . . . . . . .                   ---   **
                                                                                         ----------------
    Adjusted income before extraordinary item an cumulative effect of a change in
      accounting principle  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   (115,794,000)
                                                                                         ================

    Shares
         Weighted average number of common shares issued  . . . . . . . . . . . . .            15,401,561
         Less weighted average treasury stock . . . . . . . . . . . . . . . . . . .              (117,511)
         Assuming exercise of options reduced by the number of common shares which could have been purchased with the proceeds from exercise of
           such exercise of such options  . . . . . . . . . . . . . . . . . . . . .                   ---   *
         Assuming conversion of Convertible Debentures into shares of
           Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   ---   **
         Weighted average number of common shares outstanding, as adjusted  . . . .            15,284,050
                                                                                         ----------------

    Loss before extraordinary item and cumulative effect of a change in
      accounting principle per share  . . . . . . . . . . . . . . . . . . . . . . .      $          (7.58)
                                                                                         ================

    Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $     38,373,000
    Cumulative effect of a change in accounting principle   . . . . . . . . . . . .                   ---
    Weighted average number of common shares outstanding, as adjusted   . . . . . .            15,284,050
                                                                                         ----------------
    Extraordinary item per share  . . . . . . . . . . . . . . . . . . . . . . . . .      $           2.51
                                                                                         ================

    Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    (77,421,000)
    Weighted average number of common shares outstanding, as adjusted   . . . . . .            15,284,050
                                                                                         ----------------
    Net loss per share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $          (5.07)
                                                                                         ================


* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures.